UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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☐ Soliciting Material Pursuant to Section 240.14a- 11(c) or Section 240.14a-12

MAXWELL SHOE COMPANY INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MAXWELL SHOE COMPANY INC.

101 Sprague Street, P.O. Box 37

Readville (Boston), Massachusetts 02137-0037

February 27, 2004

Dear Stockholder:

You are cordially invited to attend the 2004 Annual Meeting of Stockholders of Maxwell Shoe Company Inc. on Thursday, April 8, 2004 at 10:00 a.m., at the offices of FleetBoston Financial, 100 Federal Street, Boston, Massachusetts 02110. Members of your Board of Directors and management look forward to greeting those stockholders who are able to attend.

The accompanying Notice and Proxy Statement, mailed on or about March 10, 2004, describe the matters to be acted upon at the meeting.

It is important that your shares be represented and voted at the meeting. Whether or not you plan to attend, please sign, date and mail the enclosed proxy card at your earliest convenience. If you attend the meeting, you may withdraw your proxy and vote in person.

For security reasons, if you plan to attend our Annual Meeting on April 8, 2004, you must telephone Maxwell Shoe Company at 617-333-4006 three (3) days prior to the meeting to provide your name so that advance arrangements can be made for you to obtain access to 100 Federal Street. If attending, your name will be given to the security staff at 100 Federal Street. You will also be required to present photo identification before entering the premises. We thank you in advance for your cooperation with these necessary security measures.

Your interest and participation in the affairs of the Company are greatly appreciated.

Respectfully,

Mark J. Cocozza
Chairman of the Board and
Chief Executive Officer

MAXWELL SHOE COMPANY INC.

101 Sprague Street, P.O. Box 37

Readville (Boston), Massachusetts 02137-0037

Notice of Annual Meeting of Stockholders

To be held April 8, 2004

To The Stockholders of Maxwell Shoe Company Inc.:

Notice is hereby given that the 2004 Annual Meeting of Stockholders of Maxwell Shoe Company Inc. will be held at the offices of FleetBoston Financial, 100 Federal Street, Boston, Massachusetts on Thursday, April 8, 2004 at 10:00 a.m., for the following purposes:

1.	To elect five directors; and

2.	To transact such other business as may properly come before the meeting or any adjournments thereof.

Only stockholders of record at the close of business on February 24, 2004 will be entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

By Order of the Board of Directors

James J. Tinagero
Chief Operating Officer, Executive
Vice President and Secretary

Readville (Boston), Massachusetts

February 27, 2004

YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE ASKED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

MAXWELL SHOE COMPANY INC.

101 Sprague Street, PO Box 37

Readville (Boston), Massachusetts 02137-0037

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

April 8, 2004

GENERAL INFORMATION

This Proxy Statement and the accompanying Notice of Annual Meeting and Proxy Card are being mailed on or about March 10, 2004 in connection with the solicitation of proxies by the Board of Directors of Maxwell Shoe Company Inc. (the “Company”) for use at the 2004 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held at the offices of FleetBoston Financial, 100 Federal Street, Boston, Massachusetts on Thursday, April 8, 2004, at 10:00 a.m., and any adjournment or postponement thereof. At the Annual Meeting, the Company’s stockholders will be asked to elect five directors and to vote on such other matters as may properly come before the Annual Meeting.

Throughout this Proxy Statement, fiscal 2004, fiscal 2003, fiscal 2002, and fiscal 2001 shall represent the fiscal years ending October 31, 2004, October 31, 2003, October 31, 2002, and October 31, 2001, respectively.

Persons Making the Solicitation

The Company is making this solicitation and will bear the expenses of preparing, printing and mailing proxy materials to the Company’s stockholders. In addition, proxies may be solicited personally or by telephone or facsimile by officers or employees of the Company, none of who will receive additional compensation therefor. The Company will also reimburse brokerage houses and other nominees for their reasonable expenses in forwarding proxy materials to beneficial owners of the Company’s Class A Common Stock.

Voting at the Meeting

Stockholders of record at the close of business on February 24, 2004 of the Company’s Class A Common Stock, par value $.01 per share (“Class A Common Stock”) are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. On that date, 14,837,806 shares of Class A Common Stock were outstanding and entitled to vote. Each outstanding share of Class A Common Stock entitles the holder thereof to one vote.

The Company believes that abstentions should be counted for purposes of determining whether a quorum is present at the Annual Meeting for the transaction of business. In the absence of controlling precedent to the contrary, the Company intends to count broker non-votes as present or represented for purposes of determining the absence of a quorum for the transaction of business.

Revocability of Proxy

A proxy may be revoked by a stockholder prior to voting at the Annual Meeting by written notice to the Secretary of the Company, by submission of another proxy bearing a later date or by voting in person at the Annual Meeting. Such notice or later proxy will not affect a vote on any matter taken prior to the receipt thereof by the Company. The mere presence at the Annual Meeting of the stockholder who has appointed a proxy will not revoke the prior appointment. If not revoked, the proxy will be voted at the Annual Meeting in accordance with the instructions indicated on the Proxy Card by the stockholder or, if no instructions are indicated, will be voted FOR the slate of directors described herein and as to any other matter that may be properly brought before the Annual Meeting, in accordance with the judgment of the proxy holder.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of February 24, 2004, information relating to the beneficial ownership of the Company’s Class A Common Stock by each person known to the Company to be the beneficial owner of more than five percent of the outstanding shares of Class A Common Stock, by each director, by each of the executive officers named below, and by all directors and executive officers as a group.

	Beneficial Ownership As of February 24, 2004 *****Class A*****
Name	Number of Shares(1)(*)		% of Class
Mark J. Cocozza	615,427	(2)	3.90%
James J. Tinagero	144,400	(3)	0.96%
Richard J. Bakos	10,900	(4)	0.07%
John F. Kelly	11,150	(5)	0.08%
Roger W. Monks	2,125	(6)	0.01%
Stephen A. Fine	52,500	(7)	0.35%
Malcolm L. Sherman	67,500	(8)	0.45%
Anthony J. Tiberii	30,000	(9)	0.20%
FMR Corp.	1,902,250	(10)	12.82%
Royce and Associates, LLC	1,840,650	(11)	12.41%
Third Avenue Management LLC	1,399,010	(12)	9.43%
Wells Fargo & Company	1,349,131	(13)	9.09%
American Express Financial Corp.	986,941	(14)	6.65%
All officers and directors as a group (eight persons)	934,002		5.74%

(1)	Each executive officer and director has sole voting and investment power with respect to the shares listed. The shares owned by each person, or by the group, and the shares included in the total number of shares outstanding have been adjusted, and the percentage owned (or the percentage of common stock voting power, as the case may be) (where the percentage exceeds 1%) has been computed, in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The address of each of the executive officers and directors is 101 Sprague Street, P.O. Box 37, Readville (Boston), Massachusetts 02137-0037.
(2)	Gives effect to the issuance of 615,427 shares of Class A Common Stock upon exercise of currently exercisable stock options held by Mr. Cocozza.
(3)	Gives effect to the issuance of 144,400 shares of Class A Common Stock upon exercise of currently exercisable stock options held by Mr. Tinagero.

(4)	Gives effect to the issuance of 10,900 shares of Class A Common Stock upon exercise of currently exercisable stock options held by Mr. Bakos.
(5)	Gives effect to the issuance of 11,150 shares of Class A Common Stock upon exercise of currently exercisable stock options held by Mr. Kelly.
(6)	Gives effect to the issuance of 2,125 shares of Class A Common Stock upon exercise of currently exercisable stock options held by Mr. Monks.
(7)	Gives effect to the issuance of 52,500 shares of Class A Common Stock upon exercise of currently exercisable stock options held by Mr. Fine.
(8)	Gives effect to the issuance of 67,500 shares of Class A Common Stock upon exercise of currently exercisable stock options held by Mr. Sherman.
(9)	Gives effect to the issuance of 30,000 shares of Class A Common Stock upon exercise of currently exercisable stock options held by Mr. Tiberii.
(10)	This information is based solely on a report obtained by the Company from Nasdaq-Online run on February 24, 2004. The address for FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109.
(11)	This information is based solely on a report obtained by the Company from Nasdaq-Online run on February 24, 2004. The address for Royce and Associates, LLC is 1414 Avenue of the Americas, New York, NY 10019.
(12)	This information is based solely on a report obtained by the Company from Nasdaq-Online run on February 24, 2004. The address for Third Avenue Management LLC is 622 Third Avenue, New York, NY 10017.
(13)	This information is based solely on a report obtained by the Company from Nasdaq-Online run on February 24, 2004. The address for Wells Fargo & Company is 420 Montgomery Street, San Francisco, CA 94104.
(14)	This information is based solely on a report obtained by the Company from Nasdaq-Online run on February 24, 2004. The address for American Express Financial Corp. is 200 AXP Financial Center, Minneapolis, MN 55474.
(*)	On April 18, 2002 the Board of Directors approved a 3 for 2 stock split of the Company’s Class A Common Stock. Additional stock certificates were mailed on May 17, 2002 to stockholders of record at the close of business on May 3, 2002. Cash was paid in lieu of fractional shares. The presentation of share data in this Proxy Statement has been adjusted retroactively for all periods presented.

ELECTION OF DIRECTORS

A Board of five directors is to be elected at the 2004 Annual Meeting. The persons named in the Proxy Card as proxies for this meeting will vote in favor of each of the following nominees as directors of the Company unless otherwise indicated by the stockholder on the Proxy Card. Directors elected at the 2004 Annual Meeting will hold office until the next annual meeting of stockholders of the Company, and until their successors are duly elected and qualified, except in the event of their death, resignation, or removal. Management has no reason to believe that any of the nominees will be unable or unwilling to serve if elected. If any nominee should become unavailable prior to the election, the accompanying Proxy Card will be voted for the election in his or her stead of such other person as the Board of Directors may recommend.

Nominees

The nominees for election as directors of the Company are Mark J. Cocozza, James J. Tinagero, Stephen A. Fine, Malcolm L. Sherman and Anthony J. Tiberii, all of whom are presently serving as members of the Company’s Board of Directors. See “Management-Executive Officers and Directors” for additional information concerning the nominees.

Vote Required

The five nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Stockholders do not have the right to cumulate their votes in the election of directors.

Board of Directors’ Recommendation.

The Board of Directors unanimously recommends stockholders vote for the slate of nominees set forth above. Proxies solicited by the Board of Directors will be so voted unless stockholders specify otherwise on their Proxy Cards.

MANAGEMENT

Executive Officers and Directors

The executive officers and directors of the Company are as follows:

Name	Age	Position	Executive Officer or Director Since
Mark J. Cocozza	55	Chairman of the Board of Directors and Chief Executive Officer	1987
James J. Tinagero	51	Chief Operating Officer, Executive Vice President, Secretary and Director	1996
Richard J. Bakos	56	Vice President, Finance and Chief Financial Officer	1993
John F. Kelly	51	Vice President of Operations	1998
Roger W. Monks	60	Vice President, Corporate Services	2000
Stephen A. Fine(1)	55	Director	1994
Malcolm L. Sherman(1)	72	Director	1994
Anthony J. Tiberii(1)	63	Director	2000

(1)	Member of the Audit Committee and of the Compensation and Stock Option Committee.

Each director holds office until the next annual meeting of stockholders or until his or her successor has been elected and qualified. Officers are appointed by and serve at the discretion of the Board of Directors.

Mr. Mark J. Cocozza was appointed Chairman of the Board and Chief Executive Officer in April 1998. Prior to that he served as President and Chief Operating Officer from October 1993 to April 1998, and served as President of the Mootsies Tootsies division since joining the Company in 1987. Prior to joining the Company, Mr. Cocozza served as President of the Sperry Top-Sider division of the Stride Rite Corporation. Mr. Cocozza has more than thirty years experience in the footwear industry.

Mr. James J. Tinagero joined the Company as Executive Vice President in April 1996 and was appointed a Director and Secretary in 1998, and appointed Chief Operating Officer in 2000. Mr. Tinagero served as President and Director of International Sales & Marketing Corporation, a New York based consulting firm for consumer products companies from 1993 to 1996, as Executive Vice President of Bonaventure Textiles, U.S.A., a women’s apparel company from 1992 to 1993, as President of Albert Nipon, a women’s designer dress company from 1991 to 1992, and as President of Anne Klein and Company, a designer sportswear company from 1987 to 1991. From 1980 to 1987, he held various executive positions with Stride Rite Corporation.

Mr. Richard J. Bakos joined the Company in 1987 as Controller and since October 1993 has served as Vice President of Finance and Chief Financial Officer. Before joining the Company, Mr. Bakos was Group Vice President of Finance and Administration for the Bodwell Fashion Group of the Wingspread Corporation. He has more than twenty-five years experience in the apparel and footwear industry.

Mr. John F. Kelly joined the Company in 1993 as Controller and since April 1998 has served as Vice President of Operations. Prior to joining the Company, Mr. Kelly served as Director of merchandising and Controller for the wholesale division of the Stride Rite Corporation.

Mr. Roger W. Monks joined the Company in 2000 as Vice President of Corporate Services. Prior to joining the Company, Mr. Monks served as Senior Vice President, General Manager of Stride Rite Sourcing International, Inc. from 1996 to 1998, as Senior Vice President, Operations for the Keds Corporation from 1993 to 1996, and as Senior Vice President, Operations and Manufacturing for the Stride Rite Childrens Group, Inc. from 1987 to 1993. Mr. Monks has more than thirty years experience in the footwear industry.

Mr. Stephen A. Fine has served as a member of the Board of Directors of the Company since May 1994. Since 1985, Mr. Fine has been a Director and President of the Biltrite Corporation, a manufacturer of a variety of rubber and plastic products, and from 1982 to 1985, Mr. Fine served as Executive Vice President of Biltrite. From 1970 to 1982, Mr. Fine held various executive positions with American Biltrite Inc. Mr. Fine also serves as a member of the Board of Directors of K-Swiss Inc., a manufacturer of athletic footwear.

Mr. Malcolm L. Sherman served as a member of the Board of Directors of the Company from May 1994 until November 1999 (when he resigned in order to avoid a potential conflict of interest) and was re-elected to the Board of Directors in late January 2000 (when the potential conflict no longer existed). From 1994 until 1999, Mr. Sherman was on the Board of Directors and served as Chairman of the Board and Chief Executive Officer at Ekco Group Inc. Mr. Sherman has been a member of the Board of Directors of One Price, Inc., a company engaged in the apparel business since 1993 and Active International, a media barter company since 1999. He has been Chairman of Gordon Brothers Group LLP, a merchant services business since 1993. He also served as President and Chief Executive Officer of Morse Shoe, Inc., a footwear retailer from 1992 to 1993, as a member of the Board of Directors of United States Trust Co. from 1980 to 1993, and as a member of the Board of Directors of CompuChem Labs Inc., a company specializing in drugs of abuse and environmental testing from 1982 to 1993. Mr. Sherman was the CEO of SmartBargins.com from November 2000 to December 2001.

Mr. Anthony J. Tiberii has served as a member of the Board of Directors of the Company since April 2000. After retiring from the Rockport Company in January of 2000, Mr. Tiberii has served as a consultant to: Reebok International Ltd. and its wholly owned subsidiary, The Rockport Company; Commonwealth Zoological Corporation, D/B/A Zoo New England; and various small businesses in the Boston area. From 1982 through 1999, Mr. Tiberii served in several executive officer roles for The Rockport Company, including President and Chief Executive Officer (October 1998 – May 1999), Executive Vice President of Operations and Chief Financial Officer (1995 – 1998) and Senior Vice President and Chief Financial Officer (1982 – 1995). Mr. Tiberii has more than twenty years experience in the footwear industry. Mr. Tiberii also serves as a member of the Board of Directors of HR Stores, Inc., a Maryland Corporation operating independent Rockport retail stores.

Certain Relationships and Related Transactions

The Company is not aware of any transactions required to be disclosed pursuant to Regulation S-K, Item 404.

Meetings and Committees of the Board of Directors

The Board of Directors held eight meetings in fiscal 2003 and all directors attended at least 75% of the meetings of the Board of Directors and committees of the Board of Directors of which they were members. All members of the Board of Directors are expected to attend each annual meeting and all directors were present at the 2003 Annual Meeting of Stockholders. The Board of Directors has determined that each of Messrs. Fine, Sherman and Tiberii are independent within the meaning of the National Association of Securities Dealers’ (the “NASD”) listing standards.

Nominating Committee

The Company’s Board of Directors, which is comprised of a majority of independent directors within the meaning of the NASD listing standards, performs the functions and fulfills the role of a nominating committee. Although the Company does not have a formal nominating committee charter, the Board of Directors has adopted a resolution regarding the nominations process. The Board of Directors carefully considers all director candidates recommended by its stockholders and the Board of Directors does not and will not evaluate any differently director candidate recommendations received from its stockholders.

Audit Committee

The Audit Committee is comprised of Messrs. Fine, Sherman and Tiberii (Chairman), each of whom is independent within the meaning of the NASD listing standards. The Board of Directors has determined that Mr. Tiberii is a financial expert within the meaning of Regulation S-K, Item 401(h). The Audit Committee held five meetings during fiscal 2003. The Audit Committee is governed by a written charter approved by the Board of Directors and attached hereto as Appendix A. The responsibilities of the Audit Committee include (i) recommending to the Board of Directors the selection of the independent auditors; (ii) overseeing the accounting and financial reporting processes of the Company and the audits and (iii) reviewing the Company’s internal accounting controls. The Audit Committee is authorized to conduct such reviews and examinations as it deems necessary or desirable with respect to the Company’s accounting and internal control practices and policies, and the relationship between the Company and its independent auditors, including the availability of Company records, information and personnel. See “Report of the Audit Committee.”

Compensation and Stock Option Committee

The Compensation and Stock Option Committee (the “Committee”) is comprised of Messrs. Fine, Sherman and Tiberii, each of whom is independent within the meaning of the NASD listing standards. The Committee met once during fiscal 2003. The Committee focuses on executive compensation, the administration of the Company’s stock option and stock purchase plans and making decisions on the granting of discretionary bonuses.

Communications to the Board of Directors

All stockholder communications should be directed to the Chairman of the Board of Directors, Mr. Cocozza, who will promptly convey such communications to the other members of the Board of Directors.

Section	16(a) Beneficial Ownership Reporting Compliance

Based solely upon a review of Forms 3, 4 and 5 and any amendments thereto, furnished to the Company with respect to its most recent fiscal year, the Company is not aware of any director, officer, beneficial owner of more than ten percent of any class of equity securities of the Company or any other person subject to Section 16 of the Exchange Act who failed to file on a timely basis the reports required by Section 16(a) of the Exchange Act during the most recent fiscal year. The Company is relying, in one case, on Rule 16a-3(h) in determining there were no late filings during the last fiscal year.

Code of Ethics

The Company has adopted a Code of Ethics in accordance with Regulation S-K, Item 406, applicable to the Company’s Chief Executive Officer, Chief Operating Officer, senior financial officers and Board of Directors, which was filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2003 , and is incorporated herein by reference. The Code of Ethics has been posted to the Company’s website and is available for viewing at www.maxwellshoe.com.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The following Summary Compensation Table shows compensation paid by the Company for services rendered during fiscal years 2003, 2002, and 2001 by the persons who served as Chief Executive Officer at any time during the last fiscal year and the four other most highly compensated executive officers of the Company who were serving as executive officers at the end of the last completed fiscal year end and whose total annual salary and bonus exceeded $100,000 in fiscal 2003 (“Named Officers”).

SUMMARY COMPENSATION TABLE

		Annual Compensation					Long Term Compensation
Awards
Name and Principal Position	Year	Salary($)		Bonus($)(1)		Other Annual Compensation	Restricted Stock Award(s)($)	Securities Underlying Options/ SAR’s(#)(2)
Mark J. Cocozza Chairman of the Board and CEO	2003 2002 2001	$ $ $	672,500 650,000 578,813	$ $ $	393,000 404,000 433,000	— —	— —	100,000 — —

James J. Tinagero Chief Operating Officer, Executive Vice President, and Secretary	2003 2002 2001	$ $ $	398,475 385,000 358,313	$ $ $	223,000 239,000 266,000	— — —	— — —	35,000 52,500

Richard J. Bakos Vice President, Finance and CFO	2003 2002 2001	$ $ $	133,799 130,536 130,018	$ $ $	30,000 30,000 20,000	— — —	— — —	5,000 7,500 —

John F. Kelly Vice President – Operations	2003 2002 2001	$ $ $	137,083 131,250 123,458	$ $ $	32,000 30,000 30,000	— — —	— — —	5,000 7,500 —

Roger W. Monks Vice President, Corporate Services	2003 2002 2001	$ $ $	146,250 140,400 131,996	$ $ $	33,500 30,000 25,000	— — —	— — —	5,000 3,750 —

(1)	The 2003, 2002 and 2001 bonus amounts reflect senior management MIP bonuses earned under the Company’s Senior Management Incentive Plan for fiscal 2003, fiscal 2002 and fiscal 2001 and paid in fiscal 2004, 2003 and 2002, respectively.
(2)	Indicates number of shares of Class A Common Stock underlying options.

Employment Agreements

The Company and Mr. Cocozza entered into an employment agreement dated as of August 30, 2000 (the “Cocozza Agreement”). The Cocozza Agreement was amended on September 11, 2003 and expires on August 30, 2008, subject to automatic renewal each year thereafter unless either the Company or Mr. Cocozza gives the other party six months notice of its or his intention not to renew the agreement. Mr. Cocozza was compensated for the period from November 1, 2002 through the end of fiscal 2003 at an annualized base rate of $672,500. Mr. Cocozza’s bonus for fiscal 2003 was determined pursuant to the Company’s Senior Management Incentive Plan established by the Company’s Committee. The Cocozza Agreement also provides for customary perquisites.

In the event there is a Change of Control (as defined in the Cocozza Agreement), the provisions of the Cocozza Agreement shall continue to apply for a two-year period following the Change of Control, regardless of whether the Cocozza Agreement is terminated. If during the two-year period following a Change of Control, Mr. Cocozza is terminated without Cause (as defined in the Cocozza Agreement), he or his beneficiary, as the case may be, shall be entitled to receive additional compensation, including a lump-sum payment equal to three times Mr. Cocozza’s average annual total compensation (including any bonus and benefits accrued during the relevant period) earned during the five-year period immediately preceding the effective date of the Change of Control and a continuation of commensurate benefits for three years after the termination date, as further described in the Cocozza Agreement. The lump-sum payment may be increased by certain amounts that are taken into account in determining whether Mr. Cocozza would be subject to the excise tax provision pursuant to Section 4999 of the Internal Revenue Code.

On February 4, 2003, the Board of Directors of the Company approved a new three-year employment agreement with Mr. Tinagero (the “Tinagero Agreement”) to commence August 31, 2003 on terms substantially similar to the terms of his prior employment agreement. The Tinagero Agreement expires on August 30, 2006, subject to automatic renewal each year thereafter unless either the Company or Mr. Tinagero gives the other party six months notice of its or his intention not to renew the agreement. Mr. Tinagero was compensated for the period from

November 1, 2002 through the end of fiscal 2003 at an annualized base rate of $398,475. Mr. Tinagero’s bonus for fiscal 2003 was determined pursuant to the Company’s Senior Management Incentive Plan established by the Company’s Committee. The Tinagero Agreement also provides for customary perquisites.

In the event there is a Change of Control (as defined in the Tinagero Agreement), the provisions of the Tinagero Agreement shall continue to apply for a two-year period following the Change of Control, regardless of whether the Tinagero Agreement is terminated. If during the two-year period following a Change of Control, Mr. Tinagero is terminated without Cause (as defined in the Tinagero Agreement), he or his beneficiary, as the case may be, shall be entitled to receive additional compensation, including a lump-sum payment equal to three times Mr. Tinagero’s average annual total compensation (including any bonus and benefits accrued during the relevant period) earned during the five-year period immediately preceding the effective date of the Change of Control and a continuation of commensurate benefits for three years after the termination date, as further described in the Tinagero Agreement. The lump-sum payment may be increased by certain amounts that are taken into account in determining whether Mr. Tinagero would be subject to the excise tax provision pursuant to Section 4999 of the Internal Revenue Code.

On April 8, 1999 the Company entered into a Change of Control Severance Agreement with Mr. Bakos, which was subsequently extended through April 8, 2005 (the “Bakos Agreement”). In the event there is a Change of Control (as defined in the Bakos Agreement) at any time prior to April 8, 2005, Mr. Bakos shall be entitled to receive certain Severance Benefits (as defined in the Bakos Agreement), including, a lump-sum payment equal to two times his average annual total compensation (including any bonus and benefits accrued during the relevant period) earned during the five-year period immediately preceding the effective date of the Change of Control, but only if: (i) his employment by the Company or its successor is terminated by the Company or its successor without Cause (as defined in the Bakos Agreement) during the two years after the occurrence of a Change of Control; or (ii) Mr. Bakos terminates his employment for Good Reason (as defined in the Bakos Agreement) during the two years following the Change of Control. The Severance Benefits may be increased by certain amounts that are taken into account in determining whether Mr. Bakos would be subject to the excise tax provision pursuant to Section 4999 of the Internal Revenue Code.

Director Compensation

Directors who are employees of the Company are not compensated for serving as directors. Directors who are not employees of the Company are each paid $20,000 per annum and an additional $1,000 per meeting for attending regular and special meetings and $500 per meeting for attending committee meetings of the Board of Directors and are reimbursed for expenses incurred in attending regular, special and committee meetings. Each non-employee director also receives an annual grant of options to purchase 7,500 shares of Class A Common Stock.

Profit Sharing Plan

The Company established a 401(k) Profit Sharing Plan effective January 1, 1991 (the “Plan”). After the attainment of age 21 and the completion of six months of service, an employee becomes a participant in the Plan at the beginning of the next calendar quarter. Contributions made to the Plan by the Company are in the form of 401(k) contributions elected by the participants, and a discretionary profit sharing contribution in an amount determined each year by the Company. The Plan document governing the Plan is in the form of a NABEP Prototype Defined Contribution Retirement Plan and Non-Standardized Profit Sharing CODA Adoption Agreement.

1994 Stock Incentive Plan, as amended

The 1994 Stock Incentive Plan, as amended (the “1994 Stock Plan”) was approved by the Board of Directors and the stockholders of the Company on January 30, 1994. Every employee of the Company or any of its subsidiaries is eligible to be considered for the grant of awards under the 1994 Stock Plan. As of February 24, 2004, the Company had approximately 150 such eligible employees. The 1994 Stock Plan authorizes the Committee to enter into any type of arrangement with an eligible employee that, by its terms, involves or might involve the issuance of Class A Common Stock, or any other security or benefit with a value derived from the value of the Class A Common Stock. The 1994 Stock Plan also provides for the automatic grant of options to nonemployee directors of the Company. See “Nonemployee Director Options.”

The maximum number of shares of Class A Common Stock that may be issued pursuant to Incentive Options granted under the 1994 Stock Plan is 2,475,000. The maximum number of shares of Class A Common Stock that may be issued pursuant to all awards (including Incentive Options) and Nonemployee Director Options granted under the 1994 Stock Plan is 2,475,000. As of February 24, 2004, there were 2,660,615 options granted (255,000 for nonemployee directors), 920,292 options exercised, 185,615 options canceled, 1,554,706 options outstanding, and 0 options available for future grant under the 1994 Stock Plan. Outstanding options are exercisable at prices varying from $0.67 to $17.50 per share.

Under the terms of the form of Employee Non-Qualified Stock Option Agreement approved by the Committee pursuant to the 1994 Stock Plan, if an employee is terminated without Cause (as defined therein) within one year after a Change of Control (as defined therein), then the portion of the option that has not vested on or prior to the date on which the employee is terminated shall fully vest as of such date and the option shall terminate upon the earlier of the expiration date (as defined therein) or the ninetieth day following the date on which the employee is terminated. Notwithstanding the foregoing, the option shall become fully exercisable immediately prior to, and shall terminate upon, the consummation of any of the following: (i) a liquidation or dissolution of the Company; (ii) a reorganization, merger or consolidation of the Company (other than a reorganization, merger or consolidation the sole purpose of which is to change the Company’s domicile solely within the United States) the consummation of which results in the outstanding securities then subject to the option being exchanged for or converted into cash, property and/or different kinds of securities, unless such event shall have been affirmatively recommended to the stockholders of the Company by the Board of Directors and the terms of such event shall provide that the option shall continue in effect thereafter on terms substantially similar to those under the 1994 Stock Plan; or (iii) a sale of all or substantially all of the property and assets of the Company, unless the terms of such sale shall provide otherwise.

2003 Stock Incentive Plan

The 2003 Stock Incentive Plan (the “2003 Stock Plan”, and together with the 1994 Plan, the “Stock Plans”) was approved by the Board of Directors and the stockholders of the Company on April 10, 2003. Every employee of the Company or any of its subsidiaries is eligible to be considered for the grant of awards under the 2003 Stock Plan. As of February 24, 2004, the Company had approximately 150 such eligible employees. The 2003 Stock Plan authorizes the Committee to enter into any type of arrangement with an eligible employee that, by its terms, involves or might involve the issuance of Class A Common Stock, or any other security or benefit with a value derived from the value of the Class A Common Stock. The 2003 Stock Plan also provides for the automatic grant of options to nonemployee directors of the Company. See “Nonemployee Director Options.”

Under the terms of the form of Employee Nonqualified Stock Option Agreement approved by the Committee pursuant to the 2003 Stock Plan, in the event an employee is terminated without Cause (as defined therein) within one year after a Corporate Transaction (as defined therein), then the portion of the option, if any, that has not vested on or prior to the date on which the employee is terminated shall fully vest as of such date and the option shall terminate upon the earlier of the Expiration Date (as defined therein) or the ninetieth day following the date on which the employee is terminated. Notwithstanding the foregoing, the option shall become fully exercisable immediately prior to, and shall terminate upon, the consummation of a Corporate Transaction.

The maximum number of shares of Class A Common Stock that may be issued pursuant to Incentive Options granted under the 2003 Stock Plan is 750,000. The maximum number of shares of Class A Common Stock that may be issued pursuant to all awards (including Incentive Options) and Nonemployee Director Options granted under the 2003 Stock Plan is 750,000. As of February 24, 2004, there were 203,945 options granted, 0 options exercised, 0 options canceled, 203,945 options outstanding, and 546,055 options available for future grant under the 2003 Stock Plan. Outstanding options are exercisable at prices varying from $16.80 to $17.50 per share.

The purposes of the Stock Plans are to enable the Company and its subsidiaries to attract, retain and motivate their employees and consultants by providing for or increasing their proprietary interest in the Company, and to attract, retain and motivate the nonemployee directors of the Company and further align their interest with those of the Company’s stockholders by providing for or increasing the proprietary interest of such directors in the Company.

The Stock Plans are administered by the Committee. The members of the Committee are appointed by the Board of Directors and serve on the Committee until replaced. The Committee determines, within the limitations of the Stock Plans, which eligible employees of the Company shall be recommended for awards under the Stock Plans, the terms and conditions of such grant or sale and the number of shares to be optioned or sold. In addition, the Committee has the sole authority to (i) adopt, amend and rescind rules and regulations for the administration of the Stock Plans, (ii) construe and interpret the Stock Plans, the rules and regulations regarding the Stock Plans, and the agreements evidencing awards under the Stock Plans, (iii) determine the terms and conditions of the Nonemployee Director Options (as defined below) that are automatically granted pursuant to the Stock Plans, and (iv) make all other determinations deemed necessary or advisable for the administration of the Stock Plans. Commencing November 1, 1996, option grants have been and will be recommended by the Committee to the full Board of Directors, if required, for approval in order for such option grants to comply with rules promulgated by the Securities and Exchange Commission. For federal income tax purposes, the maximum compensation payable under the Stock Plans during the term of the Stock Plans and all awards granted thereunder is equal to the aggregate number of shares for which awards may be granted under the Stock Plans multiplied by the fair market value of the Class A Common Stock on the relevant measurement date (which generally will be the exercise date in the case of an option that is not an incentive stock option as described below).

The Stock Plans are not subject to any provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”) and are not required to be qualified under Section 401(a) of the Internal Revenue Code (the “Code”).

Nonemployee Director Options

Each person who becomes a nonemployee director after the effective date of the Stock Plans will automatically be granted, upon becoming a nonemployee director, a Nonemployee Director Option (as hereinafter defined) to purchase 7,500 shares of Class A Common Stock. Thereafter, each year, on the first business day following the date of the annual meeting of stockholders of the Company, or any adjournment thereof, at which directors of the Company are elected, each nonemployee director will automatically be granted an immediately exercisable option (a “Nonemployee Director Option”) to purchase 7,500 shares of Class A Common Stock.

Each Nonemployee Director Option granted under the Stock Plans will be exercisable in full upon the date of grant of such Nonemployee Director Option. Each Nonemployee Director Option granted under the Stock Plans will expire upon the first to occur of the following: (1) the second anniversary of the date upon which the optionee shall cease to be a nonemployee director; or (2) the tenth anniversary of the Date of Grant (as defined under the Stock Plans) of such Nonemployee Director Option. On September 14, 2000, the Board amended the 1994 Stock Plan so that, notwithstanding the foregoing, effective November 1, 1999, section (1) of the preceding sentence shall not apply to Nonemployee Director Options granted to a nonemployee director who has served on the Board for five or more years as of the date he or she ceases to serve on the Board.

Set forth below is information concerning the award of stock options under the Stock Plan and otherwise to the Named Officers in the fiscal year ended October 31, 2003.

OPTION GRANTS IN LAST FISCAL YEAR(5)

	Individual Grants			Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term(4)
	Number of Securities Underlying Options Granted(#)(1)	% of Total Options Granted to Employees in Fiscal Year(2)	Exercise or Base Price($)(3)	Expiration Date	5%($)	10%($)

Mark J. Cocozza	100,000	47.1%	$11.25	12/18/12	$707,506	$1,792,960
James J. Tinagero	35,000	16.5%	$11.25	12/18/12	371,441	941,304
Richard J. Bakos	5,000	2.4%	$11.25	12/18/12	35,375	89,648
John F. Kelly	5,000	2.4%	$11.25	12/18/12	35,375	89,648
Roger W. Monks	5,000	2.4%	$11.25	12/18/12	35,375	89,648

(1)	The term of the stock options is ten years. Seventeen percent of such options vest on each of the first and second anniversaries of the date of grant and 33% of the options vest on the third and fourth anniversaries of the date of grant.

(2)	A total of 212,500 options were granted to employees during fiscal 2003.
(3)	The exercise price of each option is equal to the fair market value of the underlying shares on the date of grant, December 18, 2002.
(4)	These amounts represent certain assumed rates of appreciation. Actual gains, if any, on stock option exercises depend on the future performance of the Class A Common Stock, as well as the option holders’ continued employment through vesting periods. Therefore, the amounts reflected in this table will not necessarily be achieved.
(5)	In addition to the amounts shown, the following options were granted on January 30, 2004, at an exercise price of $17.50 per share of Class A Common Stock: Mr. Cocozza received options to purchase 100,000 shares; Mr. Tinagero received options to purchase 35,000 shares; Mr. Bakos received options to purchase 7,500 shares; Mr. Kelly received options to purchase 7,500 shares; and Mr. Monks received options to purchase 5,000 shares. On February 4, 2004, at an exercise price of $16.80 per share of Class A Common Stock, Mr. Monks received options to purchase 2,500 shares.

Shown below is information with respect to the exercise of options to purchase Class A Common Stock by Named Officers and unexercised options to purchase Class A Common Stock held by the Named Officers as of October 31, 2003.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND

FY-END OPTION/SAR VALUES

			Number of Securities Underlying Unexercised Options/SARs at FY-End(#)	Value of Unexercised In-the-Money Options/SARs at FY End($)(1)
Name	Shares Acquired on Exercise (#)	Value Realized($)	Exercisable/ Unexercisable	Exercisable/ Unexercisable
Mark J. Cocozza	215,166	1,489,503	578,426/268,501	4,973,968/1,898,171
James J. Tinagero	9,000	48,265	118,685/114,165	894,394/780,093
Richard J. Bakos	2,200	15,583	8,775/11,225	95,745/64,005
John F. Kelly	0	0	9,025/11,225	98,662/64,005
Roger W. Monks	0	0	638/8,113	4,123/43,878

(1)	Represents the difference between the closing price of the Company’s Class A Common Stock on the NASDAQ National Market on October 31, 2003 ($16.00) and the exercise price of the options.

COMPENSATION AND STOCK OPTION COMMITTEE REPORT

The Committee determines executive officers’ salaries and bonuses and administers and recommends grant awards under the Stock Plans.

Summary of Compensation Policies for CEO and Executive Officers

The Company’s philosophy is to maintain compensation programs which attract, retain and motivate senior management with economic incentives, which are linked to financial performance and increased stockholder value. The key elements of the Company’s executive compensation program consist of a base salary, potential for an annual bonus directly linked to overall Company performance and the grant of stock options and other stock incentive awards intended to align executive officer and stockholder economic interests. Generally, in formulating compensation arrangements for executives other than the Chief Executive Officer, the Committee solicits recommendations from the Chief Executive Officer, which it considers, modifies and approves.

Salaries

The Committee was formed in May 1994 after the Company’s initial public offering. For fiscal 2003, the Committee established salaries at levels that reflect the Committee’s assessment of prevailing salary levels among companies in footwear and related industries and considered each executive’s level of responsibility, talent and skills. The base salary of Mr. Cocozza and Mr. Tinagero are subject to the terms of employment agreements between Mr. Cocozza, Mr. Tinagero and the Company, respectively. A new employment agreement between Mr. Cocozza and the Company was entered into August 2000. On September 11, 2003, Mr. Cocozza’s employment agreement was amended. On February 4, 2003, the Board of Directors of the Company approved a new three-year employment agreement with Mr. Tinagero which commenced August 31, 2003 with terms substantially similar to the terms of his existing employment agreement. See “Employment Agreements.”

Performance Bonuses

The payment of performance bonuses to the Company’s executive officers is a significant element of the Company’s executive compensation program. Performance bonuses are designed to reward executive officers for the achievement of corporate goals and individual performance in achieving such goals and to compensate executive officers on the basis of the Company’s financial results. Performance bonuses during fiscal 2003 were based on specific formulae linked to the financial results of the Company as specified in the Company’s Senior Management Incentive Plan. Under this plan, executive officers may earn up to 100% of their salary as a bonus upon the Company attaining predetermined net income and return on asset goals. In fiscal 2003, the percentage of salary paid as a bonus under such plan was 47.3%.

Stock Incentive Awards

Stock incentive awards are also an important element of the Company’s executive officer compensation program. Such awards are designed to strengthen management’s long-term perspective on the Company’s performance. Compensation derived from stock options or other stock-based awards are intrinsically related to long-term corporate performance and stockholder value. Stock-based incentive awards are awarded at the discretion of the Committee based on a variety of factors, including the executive officer’s level of responsibility and such officer’s ability to affect stockholder value, as well as the officer’s demonstrated past and expected future performances. The Committee also takes into consideration prior stock option awards to the executive officer and the individual’s overall equity position in the Company. The Committee believes that stock options and stock ownership by the Company’s executive officers, as well as other members of the Company’s senior management, other key employees and nonemployee directors, are essential elements in aligning the interests of these individuals with those of the stockholders and thereby enhancing stockholder value. Each of the options so granted vests and become exercisable incrementally over a four-year period or five-year period. The four-year and five-year vesting schedules associated with the options assure the long-term nature of this incentive compensation tool.

CEO Compensation

The Committee believes the Chief Executive Officer’s compensation should be heavily influenced by the Company’s performance. In evaluating the compensation of Mr. Cocozza, the Company’s Chief Executive Officer, the Committee considered the financial results of the Company, the compensation paid to executives in similar positions in the footwear industry, and Mr. Cocozza’s contribution to and length of service with the Company. The Committee also considered the substantial equity interest in the Company held by Mr. Cocozza and recognized that this equity interest serves to substantially align Mr. Cocozza’s incentives with those of the Company’s other stockholders. Based on these factors, the Committee approved Mr. Cocozza’s fiscal 2003 base salary. As discussed above with respect to the payment of performance bonuses, the amount of Mr. Cocozza’s bonus for fiscal 2003 was based on the formula specified in the Company’s Senior Management Incentive Plan and the Company’s Acquisition Bonus Plan.

Beginning in 1994, federal law generally disallows the corporate tax deduction for certain compensation paid in excess of $1,000,000 annually to each of the chief executive officer and the four other most highly paid executive officers of publicly held companies. One of the exceptions to the deduction limit is for “performance-based compensation.” To qualify as “performance-based,” compensation payments must be made from a plan that is administered by a committee of outside directors. In addition, the material terms of the plan must be disclosed to and approved by stockholders, and the committee must certify that the performance goals were achieved before payments can be awarded.

The Committee intends to design the Company’s compensation programs to conform with the legislation and final regulations so that total compensation paid to any employee will not exceed $1,000,000 in any one year, except for compensation payments in excess of $1,000,000, which qualify as “performance-based” or are otherwise exempt. However, the Company may pay compensation, which is not deductible in limited circumstances when prudent management of the Company so requires.

Summary

The Committee believes that the current compensation arrangements provide the Chief Executive Officer and the other executive officers with incentive to perform at superior levels and in a manner that is directly aligned with the economic interests of the Company’s stockholders.

Compensation and Stock Option Committee:

Stephen A. Fine
Malcolm L. Sherman
Anthony J. Tiberii

February 27, 2004

The above report of the Committee will not be deemed to be incorporated by reference into any filing by the Company under the Securities Act of 1933 or the Exchange Act, except to the extent that the Company specifically incorporates the same by reference.

Additional Information with respect to Compensation Committee Interlocks and Insider Participation in Compensation Decisions

The Company is not aware of any interlocks or insider participation required to be disclosed pursuant to the Exchange Act.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is comprised solely of independent directors, as defined in and required by the NASD listing standards, and it operates under a written charter adopted by the Board of Directors on June 19, 2003, and attached hereto as Appendix A. The composition of the Audit Committee, the attributes of its members and the responsibilities of the Audit Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis.

As described more fully in its charter, the purpose of the Audit Committee is to oversee the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Company engaged KPMG LLP as its new independent accountants with the engagement commencing as of August 11, 2003; prior to such engagement, Ernst & Young LLP served as the Company’s independent accountants. See “Change in Company’s Certifying Accountant.” Such engagement was recommended and approved by the Audit Committee.

The Audit Committee reviewed with KPMG LLP, which is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with accounting principles generally accepted in the United States, its judgment as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under auditing standards generally accepted in the United States.

The Company’s independent auditors also provided the Company with the written disclosures required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees”, and the Audit Committee discussed with the independent auditors that firm’s independence.

The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their audits. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended October 31, 2003, for filing with the Securities and Exchange Commission.

Members of the Audit Committee:

Anthony J. Tiberii, Chair
Stephen A. Fine
Malcolm L. Sherman

February 27, 2004

Change in Company’s Certifying Accountant

Previous Independent Accountant

Effective August 11, 2003, the Company dismissed Ernst & Young LLP as its independent accountants. The reports of Ernst & Young LLP on the Company’s consolidated financial statements for the past two years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The Company’s Audit Committee participated in and approved the decision to change independent accountants. In connection with its audits for the Company’s two most recent fiscal years and through the date hereof, there have been no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young LLP, would have caused them to make reference to the subject matter of the disagreement in connection with their reports. During the Company’s two most recent fiscal years and through the date hereof, there have been no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

New Independent Accountant

The Company has engaged KPMG LLP as its new independent accountants with the engagement commencing as of August 11, 2003. Such engagement was recommended and approved by the Company’s Audit Committee. During the Company’s two most recent fiscal years and through the date hereof, the Company has not consulted with KPMG LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided by KPMG LLP to the Company that KPMG LLP concluded was an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Audit Fees

During the fiscal year ended October 31, 2003, the Company incurred fees from its independent auditors, KPMG LLP of $121,000 and Ernst & Young LLP, $13,517, respectively, for services rendered for the audit of the Company’s annual financial statements. During the fiscal year ended October 31, 2002, the Company paid its independent auditors, Ernst & Young LLP, $124,705 for the same services.

Audit-Related Fees

During the fiscal year ended October 31, 2003, the Company paid Kirkland Albrecht & Fredrickson, PC $7,500 for services rendered for the audit of the Company’s 401K Plan. In addition, the Company paid Ernst & Young LLP $11,140 for services related to the change in independent auditors and required Securities and Exchange Commission filings. During the fiscal year ended October 31, 2002, the Company paid Ernst & Young LLP $10,000 for services rendered for the audit of the Company’s 401K Plan.

Tax Fees

During the fiscal year ended October 31, 2003, the Company paid Ernst & Young LLP $73,000 for services rendered for tax compliance, tax advice and planning. In addition, the Company paid Kirkland Albrecht & Fredrickson, PC $8,200 for tax planning services. During the fiscal year ended October 31, 2002, the Company paid Ernst & Young LLP $96,330 for services rendered for tax compliance, tax advice and planning.

All Other Fees

No other fees were billed for the fiscal years ended October 31, 2003 or October 31, 2002.

Pre-Approval Policies and Procedures

The Audit Committee has implemented a pre-approval policy and procedures to approve in advance all audit services to be provided by the Company’s outside auditor. One hundred percent (100%) of the services described above were pre-approved by the Audit Committee pursuant to its pre-approval policy and procedures.

STOCK PRICE PERFORMANCE GRAPH

Comparison of Five Year Cumulative Total Return

Among Maxwell Shoe Company Inc. Class A Common Stock,

NASDAQ Stock Market Index and Peer Group Index(1)

The Stock Price Performance Graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Exchange Act, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

	Fiscal Year Ending
Company/Index/Market	10/30/1998	10/29/1999	10/31/2000	10/31/2001	10/31/2002	10/31/2003
Maxwell Shoe Company Inc.	100.00	73.40	94.68	120.76	140.35	204.15
Customer Selected Stock List	100.00	121.27	155.46	85.70	136.71	196.27
Nasdaq Market Index	100.00	165.06	194.13	97.35	78.33	113.76

ASSUMES $100 INVESTED ON NOVEMBER 1, 1998

ASSUMES DIVIDENDS REINVESTED

(1)	The Company has selected a peer group index from a group of peer issuers in good faith because the Media General Industry Group 552-Footwear Index, formerly used by the Company in completing the Performance Graph, is no longer a published industry index. Hence, the Company has not included the Media General Industry Group 552-Footwear graph in the Performance Graph above. The peer group index selected by the Company consists of public companies in the women’s and children’s fashion footwear industry having annual net revenues less than $600 million. Stockholder return for each component issuer in the peer group is weighted to reflect such issuer’s market capitalization at the beginning of each period shown. The peer group companies consist of Candie’s Inc., Deckers Outdoor Corporation, Kenneth Cole Productions, Inc., Steven Madden, Ltd., Rocky Shoes & Boots, Inc. and The Stride Rite Corporation.

RELATIONSHIP WITH INDEPENDENT AUDITORS

KPMG LLP replaced Ernst & Young LLP as the Company’s independent auditors for fiscal 2003 and will serve in the same capacity for fiscal 2004. The appointment of auditors is approved annually by the Board of Directors which is based in part on the recommendation of the Audit Committee. In making its recommendation, the Audit Committee reviewed both the audit scope and estimated audit fees for the coming year. Stockholder approval is not sought in connection with this selection. A representative of KPMG LLP will be present at the Annual Meeting and will be given an opportunity to make a statement if he desires to do so and will respond to questions from stockholders.

PROPOSALS OF STOCKHOLDERS

Proposals of stockholders intended to be presented at the 2005 annual meeting of stockholders, pursuant to Rule 14a-8 under the Exchange Act, must be received by the Company no later than November 10, 2004 in order to be considered for inclusion in the Company’s proxy materials for that meeting. Proposals must be in writing and sent via registered or certified mail addressed to Maxwell Shoe Company Inc., Attention: Corporate Secretary, at 101 Sprague Street, Readville (Boston), Massachusetts 02137. In addition, the Company’s Bylaws require that the Company be given advance written notice of stockholder nominations for election to the Company’s Board of Directors and of other matters which stockholders wish to present for action at an annual meeting of stockholders (other than matters included in the Company’s proxy materials in accordance with Rule 14a-8 under the Exchange Act). The Secretary must receive such notice at the address noted above not less than 90 days in advance of such meeting or, if later, the seventh day following the first public announcement of the date of the meeting.

MISCELLANEOUS

The Company’s Annual Report to Stockholders for the fiscal year ended October 31, 2003, including the financial statements and related notes thereto, together with the report of the independent auditors and other information with respect to the Company, accompanies this Proxy Statement.

The Company is not aware of any other business to be presented at the Annual Meeting. If matters other than those described should properly arise at the meeting, the proxies will vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

James J. Tinagero Chief Operating Officer, Executive Vice President and Secretary

Readville (Boston), Massachusetts

February 27, 2004

Appendix A

AUDIT COMMITTEE CHARTER

MAXWELL SHOE COMPANY INC.,

a Delaware corporation

1. Members. The Board of Directors of Maxwell Shoe Company Inc., a Delaware corporation (the “Board”) shall appoint an Audit Committee of at least three members, consisting entirely of independent directors of the Board, and shall designate one member as chairperson or delegate the authority to designate a chairperson to the Audit Committee. Members of the Audit Committee shall be appointed by a majority of the independent directors of the Board. For purposes hereof, the term “independent” shall mean a director who meets the independence requirements of The Nasdaq Stock Market, Inc. (“NASDAQ”), as determined by the Board.

Each member of the Audit Committee must be financially literate, at least one member of the Audit Committee must have accounting or related financial management expertise, as determined by the Board and at least one member of the Audit Committee shall be an “audit committee financial expert,” as determined by the Board in accordance with Securities and Exchange Commission (the “SEC”) rules.

2. Purposes, Duties, and Responsibilities.

The purposes of the Audit Committee shall be to:

•	represent and assist the Board in discharging its oversight responsibility relating to: (i) the accounting, reporting, and financial practices of the Company and its subsidiaries, including the integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the outside auditor’s qualifications and independence; and (iv) the performance of the Company’s internal audit function and the Company’s outside auditor; and

•	prepare the Audit Committee report required by the rules of the SEC to be included in the Company’s annual proxy statement.

Among its specific duties and responsibilities, the Audit Committee shall:

(i)	Be directly responsible, in its capacity as a committee of the Board, for the appointment, compensation and oversight of the work of the outside auditor. In this regard, the Audit Committee shall appoint, retain, compensate, evaluate, and terminate, when appropriate, the outside auditor, which shall report directly to the Audit Committee.

(ii)	Approve in advance all audit services to be provided by the outside auditor. (By approving the audit engagement, an audit service within the scope of the engagement shall be deemed to have been pre-approved.)

(iii)	Establish policies and procedures for the engagement of the outside auditor to provide audit and permissible non-audit services, which shall include pre-approval of all permissible non-audit services to be provided by the outside auditor.

(iv)	Consider, at least annually, the independence of the outside auditor, including whether the outside auditor’s performance of permissible non-audit services is compatible with the auditor’s independence, and obtain and review a report by the outside auditor describing any relationships between the outside auditor and the Company or any other relationships that may adversely affect the independence of the auditor.

(v)	Review and discuss with the outside auditor: (A) the scope of the audit, the results of the annual audit examination by the auditor, and any difficulties the auditor encountered in the course of their audit work, including any restrictions on the scope of the outside auditor’s activities or on access to requested information, and any significant disagreements with management; and (B) any reports of the outside auditor with respect to interim periods.

(vi)	Review and discuss with management and the outside auditor the annual audited and quarterly financial statements of the Company, including: (A) an analysis of the auditor’s judgment as to the quality of the Company’s accounting principles, setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements; (B) the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” including accounting policies that may be regarded as critical; and (C) major issues regarding the Company’s accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles and financial statement presentations; and receive reports from the outside auditor as required by SEC rules.

(vii)	Recommend to the Board based on the review and discussion described in paragraphs (iv) - (vi) above, whether the financial statements should be included in the Annual Report on Form 10-K.

(viii)	Review and discuss the adequacy and effectiveness of the Company’s internal controls, including any significant deficiencies in internal controls and significant changes in such controls reported to the Audit Committee by the outside auditor or management.

(ix)	Review and discuss the adequacy and effectiveness of the Company’s disclosure controls and procedures and management reports thereon.

(x)	Review and discuss with the principal internal auditor of the Company, if any, the scope and results of the internal audit program.

(xi)	Review and discuss corporate policies with respect to earnings press releases, as well as financial information and earnings guidance, if any, provided to analysts and ratings agencies.

(xii)	Review and approve all related party transactions (as defined in applicable NASDAQ listing standards).

(xiii)	Review and discuss the Company’s policies with respect to risk assessment and risk management.

(xiv)	Oversee the Company’s compliance systems with respect to legal and regulatory requirements and review the Company’s codes of conduct and programs to monitor compliance with such codes.

(xv)	Establish procedures for handling complaints regarding accounting, internal accounting controls and auditing matters, including procedures for confidential, anonymous submission of concerns by employees regarding accounting and auditing matters.

(xvi)	Establish policies for the hiring of employees and former employees of the outside auditor.

(xvii)	Annually evaluate the performance of the Audit Committee and assess the adequacy of the Audit Committee charter.

3. Outside Advisors. The Audit Committee shall have the authority to retain such outside counsel, accountants, experts and other advisors as it determines appropriate to assist it in the performance of its functions and shall receive appropriate funding, as determined by the Audit Committee, from the Company for payment of compensation to any such advisors.

4. Meetings. The Audit Committee shall meet as often as may be deemed necessary or appropriate in its judgment, either in person or telephonically, and at such times and places as the Audit Committee shall determine. The Audit Committee shall meet separately in executive session, periodically, with each of management, the principal internal auditor of the Company, if any, and the outside auditor. The Audit Committee shall report regularly to the full Board of Directors with respect to its activities. The majority of the members of the Audit Committee shall constitute a quorum.

DETACH HERE

PROXY	MAXWELL SHOE COMPANY INC.	PROXY

CLASS A COMMON STOCK

ANNUAL MEETING OF STOCKHOLDERS

April 8, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement for the 2004 Annual Meeting and revoking all prior proxies, constitutes and appoints MARK J. COCOZZA and JAMES J. TINAGERO and each of them (and, if two or more of them act hereunder, by action of a majority of them), attorneys and proxies of the undersigned and to vote all shares of Class A Common Stock, $.01 par value, of Maxwell Shoe Company Inc. (the “Company”) which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at 10:00 a.m. (local time) on April 8, 2004 at the offices of FleetBoston Financial, 100 Federal Street, Boston, Massachusetts, and at any adjournment or postponement thereof. All proxies shall be voted as directed, or if no direction is given, for the nominees and for the proposal named and listed in Item 2 on the reverse side.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED IN THE PROXY STATEMENT, AND ACCORDING TO THE JUDGMENT OF THE PROXIES WITH RESPECT TO ITEM 2.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY

IN THE ENCLOSED ENVELOPE.

Please date and sign exactly as your name or names appear hereon. If more than one registered owner, all should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should indicate their fiduciary capacity or full title when signing.

HAS YOUR ADDRESS CHANGED?

MAXWELL SHOE COMPANY INC.

C/O EQUISERVE

P.O. BOX 9398

BOSTON,MA 02205-9398

DETACH HERE

☒	Please mark votes as in this example.

The Board of Directors recommends a vote FOR Proposal 1 and FOR Item 2.

1. Election of Directors.

(1) Mark J. Cocozza
(2) James. J. Tinagero
(3) Stephen A. Fine
(4) Malcolm L. Sherman
(5) Anthony J. Tiberii

☐ FOR ALL NOMINEES

☐ WITHHELD FROM ALL NOMINEES

☐ ____________________________________________________________
For all nominees except as noted above

2.	In the discretion of the proxy holders with respect to any other matter which may properly come before the 2004 Annual Meeting and at any adjournment or postponement thereof. The Board of Directors is presently not aware of any other matters that will be presented at the meeting.

☐	Mark box at left if an address change or comment has been noted on the reverse side of this card.

Signature:	Date:

Signature:	Date: